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                         INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made the 13th day of March, 1997 by and between Granum Series Trust, a Delaware business trust (the "Trust"), and Granum Capital Management, L.L.C., a Delaware limited liability corporation (the "Adviser"):

     WHEREAS, the Trust intends to engage in business as an open-end, non-diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and will engage in the business of acting as an investment adviser; and

     WHEREAS, the Trust desires to retain the Adviser to render investment advisory services for the sole investment portfolio of the Trust, Granum Value Fund (the "Fund"), and to provide certain other services to the Trust in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Adviser desires to be retained to perform such services on said terms and conditions:

     NOW, THEREFORE, this Agreement


                              W I T N E S S E T H:

that in consideration of the premises and the mutual covenants hereinafter contained, the Trust and the Adviser agree as follows:

     1. The Trust hereby retains the Adviser to act as investment adviser to the Fund and, subject to the supervision of the Board of Trustees of the Trust, to manage the investment activities of the Fund and to provide certain other services to the Trust as hereinafter set forth. Without limiting the generality of the foregoing, the Adviser shall: obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Fund in a manner consistent with the investment objectives, policies and restrictions of the Fund and applicable laws and regulations; determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; and take such further action, including the placing of purchase and sale orders and the voting of securities on behalf of the Fund, as the Adviser shall deem necessary or appropriate. The Adviser shall furnish to or place at the disposal of the Trust such of the information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Trust may, from time to time, reasonably request.


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     2. The Adviser shall assist in the selection of and the negotiation of agreements with, and monitor the quality of services provided by, the Trust's administrator, custodian, transfer agent, and other organizations which may provide services to the Trust (but the Trust shall pay the fees and expenses of the administrator, custodian and transfer agent and such other organizations and the Adviser shall not be responsible for the acts or omissions of such service providers). The Adviser shall also provide such additional management and administrative services as may be required in connection with the business affairs and operations of the Trust beyond those furnished by the Trust's administrator.

     3. The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided by the Adviser or furnished to the Trust under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire.

     4. The Trust will, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund and the Trust as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

     5. The Adviser shall bear the cost of rendering the services to be performed by it under this Agreement, and shall provide the Trust with such office space, facilities, equipment, clerical help, and other personnel and services as the Trust shall reasonably require in the conduct of its business. The Adviser shall also bear the cost of telephone service, heat, light, power and other utilities provided to the Trust. The salaries of officers of the Trust, and the fees and expenses of Trustees of the Trust, who are also directors, officers or employees of the Adviser, or who are officers or employees of any company affiliated with the Adviser, shall be paid and borne by the Adviser or such affiliated company.

     6. The Trust assumes and shall pay or cause to be paid all expenses of the Trust not expressly assumed by the Adviser under this Agreement, including without limitation: any payments pursuant to any plan of distribution adopted by the Trust; the fees, charges and expenses of any registrar, custodian, accounting agent, administrator, stock transfer and dividend disbursing agent; brokerage commissions; taxes; registration costs of the Trust and its shares under federal and state securities laws; the costs and expenses of engraving and printing stock certificates; the costs and expenses of preparing, printing, including typesetting, and distributing prospectuses and statements of additional information of the Trust and the Fund and supplements thereto to the Trust's shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees and members of any advisory board or committee who are not also officers, directors or employees of the Adviser or who are not officers or employees of any company affiliated with the Adviser; all expenses incident to any dividend, withdrawal or redemption

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options; charges and expenses of any outside service used for pricing of the
Fund's shares; fees and expenses of legal counsel to the Trust and its Trustees; fees and expenses of the Trust's independent accountants; membership dues of industry associations; interest payable on borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust which inure to its benefit; and extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

     7. As full compensation for the services and facilities furnished to the Fund and the Trust and the expenses assumed by the Adviser under this Agreement, the Trust shall pay to the Adviser a fee, as calculated in accordance with Schedule A hereto. This fee shall be paid monthly. Subject to the provisions of paragraph 8 hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the necessary computations.

     8. In the event the operating expenses of the Fund including amounts payable to the Adviser pursuant to paragraph 7 hereof, for any fiscal year ending on a date on which this Agreement is in effect, exceed any expense limitation applicable to the Fund under any state securities laws or regulations (as such limitations may be raised or lowered or waived upon application of the Trust or the Adviser from time to time) and which are not pre-empted by federal law, the Adviser shall reduce its fee to the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Trust for annual operating expenses of the Fund in excess of such expense limitation; provided, however, that there shall be excluded from expenses the amount of any interest, taxes, brokerage commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification relating thereto) paid or payable by the Fund to the extent permissible under applicable laws and regulations. The amount of any such reduction in fee or reimbursement of expenses shall be calculated and accrued daily and settled on a monthly basis, based upon the expense limitation applicable to the Fund as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable.

          For purposes of this provision, should any applicable expense limitation be based upon the gross income of the Fund, such gross income shall include, but not be limited to, interest on debt securities held by the Fund accrued to and including the last day of the Fund's fiscal year, and dividends declared on equity securities held by the Fund, the record dates for which fall on or prior to the last day of such fiscal year, but shall not include gains from the sale of securities.

     9. The Adviser will use its best efforts in the supervision and management of the investment activities of the Trust and in providing services hereunder, but in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations hereunder, the Adviser shall not be liable to the Trust or the Fund for any error of judgment for any mistake of law or for any act or omission by the Adviser.


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     10. Nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

     11. The Trust acknowledges and agrees, in accordance with the provisions of
Article VIII, Section 9 of the Trust's Declaration of Trust dated December 19, 1996 (the "Declaration of Trust"), that the name "Granum" and the Granum logo and all rights to the use of such name or logo as part of the name of the Trust and the Fund belong to Granite Capital International Group L.P.

     12. This Agreement shall remain in effect until February 28, 1999, and shall continue in effect from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act and the rules thereunder, or by the Board of Trustees of the Trust; provided that in either event such continuance is also approved by a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party (the "Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval; and provided, however, that (a) the Trust may at any time, without payment of any penalty, terminate this Agreement upon sixty days' written notice to the Adviser, either by majority vote of the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust (as defined in the 1940 Act and the rules thereunder); (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and
(c) the Adviser may terminate this Agreement without payment of penalty on sixty days' written notice to the Trust.

     13. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

     14. This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the Trustees of the Trust and by a majority of the Independent Trustees in accordance with the provisions of Section 15(c) of the 1940 Act and the rules thereunder. Any amendment shall also be required to be approved by a vote of shareholders of the Trust as, and to the extent, required by the 1940 Act and the rules thereunder, except that an amendment may be effected without the vote of shareholders: to reduce the fees payable hereunder; to supply any omission; to cure, correct or supplement any ambiguous, defective of inconsistent provision hereof; or if necessary, to conform this Agreement to the requirements of applicable laws or regulations, but neither the Trust nor the Adviser shall be liable for failing to do so. This Agreement may be amended to make it applicable to any

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investment portfolio of the Trust which is hereafter formed and such amendment need not be approved by the vote of the holders of shares of the Fund or of any other portfolio.

     15. This Agreement shall be construed in accordance with the laws of the state of New York and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     16. The Trust represents that this Agreement has been duly approved by the Trustees, including a majority of the Independent Trustees, and shareholders of the Trust in accordance with the requirements of the 1940 Act and the rules thereunder.

     17. The Declaration of Trust states and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Trust as individuals, and the obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Trust.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                         GRANUM SERIES TRUST



                                         By:    /s/ Lewis M. Eisenberg
                                                ----------------------
Attest:

/s/ Jonas B. Siegel
-------------------
                                         GRANUM CAPITAL MANAGEMENT, L.L.C.



                                         By:    /s/ Lewis M. Eisenberg
                                                ----------------------
Attest:

/s/ Jonas B. Siegel
-------------------



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                                   SCHEDULE A

     In consideration of the services provided by the Adviser, the Trust shall pay to the Adviser monthly compensation computed daily at the annual rate of 1.25% of the Fund's net assets (the "Basic Fee"), which rate shall be adjusted monthly, as described below (the "Monthly Performance Adjustment"), depending on the investment performance of the Fund relative to the investment performance of the S&P 500 Index. (The Basic Fee as so adjusted is the "Total Advisory Fee.")

     The Total Advisory Fee applicable each calendar month shall be determined by: (1) adding (a) 1/12th of the Basic Fee plus (b) 1/12th of the Monthly Performance Adjustment (as specified below); (2) multiplying the result thereof by the net assets of the Fund; and (3) dividing the amount so determined by the number of days in the month. The Monthly Performance Adjustment for each month shall be a percentage rate determined by: (a) subtracting from the cumulative percentage performance of the Fund (net of all expenses, including the fees payable pursuant to this Agreement) over the 12 calendar months preceding, the percentage change in the S&P 500 Index over the same period (including the value of dividends paid during the measurement period on stocks included in the Index); and (b) multiplying the result by 0.15; provided, however, that the maximum Monthly Performance Adjustment shall not exceed +.75% or -.75%. Until such time as the Fund has completed 12 full calendar months of operations, the performance of the Fund and the S&P 500 Index shall be measured from the date of commencement of the Fund's operations. The Monthly Performance Adjustment shall become applicable only after the Fund has completed three full calendar months of operations.



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